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John Hancock Advisers, LLC
601 Congress Street                                            John Hancock logo
Boston, Massachusetts 02210-2805



February 28, 2006


The Bank of New York
One Wall Street
New York, NY  10286

Re:    JOHN HANCOCK CAPITAL SERIES
       John Hancock International Classic Value

Ladies and Gentlemen:

    John Hancock Capital Series (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the September 10, 2001 Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, to be effective February 28, 2006.

    If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.

                                John Hancock Capital Series
                                On behalf of
                                John Hancock International Classic Value



                                By:
                                     Keith F. Hartstein
                                     President and Chief Executive Officer



THE BANK OF NEW YORK



By:  /s/____________________
     Name:  ________________
     Title: ________________